Exhibit 99

Colgate Announces 4th Quarter and Full Year 2024 Results

Full Year
•Delivered over $20 billion in Net sales for the first time
•Net sales increased 3.3%; Organic sales* increased 7.4%, including a 0.5% negative impact from lower private label pet volume
•GAAP EPS increased 27% to $3.51; Base Business EPS* increased 11% to $3.60
•Net cash provided by operations was $4,107 for the full year, up 10% versus 2023
•Returned $3.4 billion in cash to shareholders through dividends and share repurchases

Full Year Total Company Results (GAAP)
($ in millions except per share amounts)	2024	2023	Change
Net Sales	$20,101	$19,457	+3.3%
EPS (diluted)	$3.51	$2.77	+27%

Full Year Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2024	2023	Change
Organic Sales Growth			+7.4%
Base Business EPS (diluted)	$3.60	$3.23	+11%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 7 - Geographic Sales Analysis Percentage Changes” and “Table 9 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter
•Net sales decreased 0.1%; Organic sales* increased 4.3%, including a 0.5% negative impact from lower private label pet volume
•GAAP EPS increased 3% to $0.90; Base Business EPS* increased 5% to $0.91
•GAAP Gross profit margin and Base Business Gross profit margin* both increased 70 basis points to 60.3%
•Colgate’s leadership in toothpaste continued with its global market share at 41.4% year to date

•Colgate’s leadership in manual toothbrushes continued with its global market share at 32.2% year to date

Fourth Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2024	2023	Change
Net Sales	$4,944	$4,950	-0.1%
EPS (diluted)	$0.90	$0.87	+3%

Fourth Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2024	2023	Change
Organic Sales Growth			+4.3%
Base Business EPS (diluted)	$0.91	$0.87	+5%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, January 31, 2025…Colgate-Palmolive Company (NYSE:CL) today reported results for fourth quarter and full year 2024. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business fourth quarter and full year results, “We are pleased to have delivered another quarter and full year of strong organic sales growth along with increases in gross profit, gross profit margin, net income, earnings per share and cash flow. Our goals for 2024 were to deliver peer leading growth while funding investment for future growth and building flexibility into our P&L to counter macro headwinds. We delivered on those goals, leaving us well positioned to deliver against our guidance in 2025.

“For the full year, we grew net sales 3.3% and organic sales 7.4%, with organic sales growth in every division and in all four of our categories. This was our sixth consecutive year with organic sales growth at or above our 3% to 5% targeted range. The combination of strong sales growth and operating leverage drove strong bottom-line performance as well, with net income and earnings per share both increasing double digits versus 2023.

“Our strong margin performance allowed us to continue to invest to drive brand health and support innovation with a 15% increase in advertising spending in 2024, following a 19% increase in 2023. We have built flexibility into our income statement so we can continue to invest in scaling our capabilities in key areas like digital and data and analytics across the organization to accelerate change and build competitive advantages, while delivering bottom-line growth.

“Reaching $20 billion in net sales for the year is an exciting milestone and I’d like to thank all Colgate people globally for their hard work and dedication to achieving our goals together. The quality of our results this year and our strong growth momentum add to our confidence that we are well positioned to deliver consistent, compounded earnings per share growth in 2025 and beyond.”

Full Year 2025 Guidance
Based on current spot rates:
•The Company expects net sales to be roughly flat, including a mid-single-digit negative impact from foreign exchange.
•The Company expects organic sales growth to be within its long-term targeted range of 3% to 5%, including the impact of the planned exit from private label pet nutrition over the course of 2025.
•On a GAAP basis, the Company expects gross profit margin expansion with advertising investment flat to up slightly on both a dollar basis and as a percent to sales and mid-single-digit earnings-per-share growth.
•On a non-GAAP (Base Business) basis, the Company expects gross profit margin expansion with advertising investment flat to up slightly on both a dollar basis and as a percent to sales and low to mid-single-digit earnings-per-share growth.
Divisional Performance
The following are comments about divisional performance for fourth quarter 2024 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Fourth Quarter Sales Growth By Division (% change 4Q 2024 vs. 4Q 2023)
	% of Total Company Sales	Net Sales	Organic Sales*	Volume	Pricing	FX
North America(1)	21.0%	-1.0%	-0.7%	+1.9%	-2.7%	-0.3%
Latin America	22.4%	-7.2%	+9.2%	+0.9%	+8.3%	-16.4%
Europe(1)	13.5%	+4.9%	+4.5%	+1.7%	+2.7%	+0.4%
Asia Pacific	14.6%	+3.7%	+3.8%	+5.8%	-2.0%	—%
Africa/Eurasia	5.4%	+2.8%	+9.4%	+11.5%	-2.1%	-6.6%
Hill's	23.1%	+2.3%	+2.9%	+0.8%	+2.0%	-0.5%

Total Company	100.0%	-0.1%	+4.3%	+2.5%	+1.8%	-4.4%
Note: Table may not sum due to rounding.
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024. The results of the skin health business previously reported within the Europe reportable operating segment are reported with the other skin health businesses in the North America reportable operating segment. Recast historical geographic segment information can be found on the Company's website.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter Operating Profit By Division ($ in millions)
	4Q 2024	% Change vs 4Q 2023	% to Net Sales	Change in basis points vs 4Q 2023 % to Net Sales
North America(1)	$206	-11%	19.9%	-220
Latin America	$339	-8%	30.6%	-10
Europe(1)	$155	3%	23.3%	-40
Asia Pacific	$211	4%	29.1%	+10
Africa/Eurasia	$58	-1%	21.5%	-80
Hill's	$275	19%	24.1%	+340

Total Company, As Reported	$1,064	-1%	21.5%	-20
Total Company, Base Business*	$1,071	—%	21.7%	—
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format)
regarding fourth quarter and full year 2024 results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding fourth quarter and full year 2024 results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, Lady Speed Stick, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Murphy, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately 1.8 billion children and their families since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

The Company's annual meeting of stockholders is currently scheduled for Friday, May 9, 2025.

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of any additional tariffs, the impact of the war in Ukraine, the conflict in the Middle East and tensions between China and Taiwan, cost-reduction plans, tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to an ERISA litigation matter, a foreign tax matter, the 2022 Global Productivity Initiative and product recall costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2024 versus 2023 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2024 and 2023 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2024 and 2023 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter and full year results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024	2023

Net sales	$4,944	$4,950

Cost of sales	1,962	2,000

Gross profit	2,982	2,950

Gross profit margin	60.3%	59.6%

Selling, general and administrative expenses	1,895	1,803

Other (income) expense, net	23	75

Operating profit	1,064	1,072

Operating profit margin	21.5%	21.7%

Non-service related postretirement costs	20	22

Interest expense	66	74

Interest income	16	12

Income before income taxes	994	988

Provision for income taxes	215	228

Effective tax rate	21.6%	23.1%

Net income including noncontrolling interests	779	760

Less: Net income attributable to noncontrolling interests	40	42

Net income attributable to Colgate-Palmolive Company	$739	$718

Earnings per common share
Basic	$0.91	$0.87
Diluted	$0.90	$0.87

Supplemental Income Statement Information
Average common shares outstanding
Basic	816.0	823.4
Diluted	819.7	825.1

Advertising	$648	$593

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024	2023

Net sales	$20,101	$19,457

Cost of sales	7,940	8,131

Gross profit	12,161	11,326

Gross profit margin	60.5%	58.2%

Selling, general and administrative expenses	7,729	7,151

Other (income) expense, net	164	191

Operating profit	4,268	3,984

Operating profit margin	21.2%	20.5%

Non-service related postretirement costs	87	360

Interest expense	292	287

Interest income	67	55

Income before income taxes	3,956	3,392

Provision for income taxes	907	937

Effective tax rate	22.9%	27.6%

Net income including noncontrolling interests	3,049	2,455

Less: Net income attributable to noncontrolling interests	160	155

Net income attributable to Colgate-Palmolive Company	$2,889	$2,300

Earnings per common share
Basic(1)	$3.53	$2.78
Diluted(1)	$3.51	$2.77

Supplemental Income Statement Information
Average common shares outstanding
Basic	819.1	827.4
Diluted	823.2	829.2

Advertising	$2,720	$2,371
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2024 and December 31, 2023

(Dollars in Millions) (Unaudited)

	2024	2023
Cash and cash equivalents	$1,096	$966
Receivables, net	1,521	1,586
Inventories	1,987	1,934
Other current assets	713	793
Property, plant and equipment, net	4,422	4,582
Goodwill	3,272	3,410
Other intangible assets, net	1,756	1,887
Other assets	1,279	1,235
Total assets	$16,046	$16,393

Total debt	7,949	8,549
Other current liabilities	5,099	4,411
Other non-current liabilities	2,454	2,476
Total liabilities	15,502	15,436
Total Colgate-Palmolive Company shareholders’ equity	212	609
Noncontrolling interests	332	348
Total liabilities and equity	$16,046	$16,393

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,693	$7,404
Working capital % of sales	(5.2)%	(1.4)%

Note:
(1) Marketable securities of $160 and $179 as of December 31, 2024 and 2023, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2024 and 2023

(Dollars in Millions) (Unaudited)

	2024	2023
Operating Activities
Net income including noncontrolling interests	$3,049	$2,455
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	605	567
ERISA litigation matter	—	267
Restructuring and termination benefits, net of cash	51	(23)
Stock-based compensation expense	135	122
Deferred income taxes	(77)	(98)
Cash effects of changes in:
Receivables	(56)	(37)
Inventories	(100)	194
Accounts payable and other accruals	516	309
Other non-current assets and liabilities	(16)	(11)
Net cash provided by operations	4,107	3,745

Investing Activities
Capital expenditures	(561)	(705)
Purchases of marketable securities and investments	(574)	(506)
Proceeds from sale of marketable securities and investments	564	502
Other investing activities	37	(33)
Net cash used in investing activities	(534)	(742)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	93	(906)
Principal payments on debt	(503)	(903)
Proceeds from issuance of debt	2	1,495
Dividends paid	(1,789)	(1,749)
Purchases of treasury shares	(1,739)	(1,128)
Proceeds from exercise of stock options	638	380
Other financing activities	(91)	18
Net cash used in financing activities	(3,389)	(2,793)

Effect of exchange rate changes on Cash and cash equivalents	(54)	(19)
Net increase (decrease) in Cash and cash equivalents	130	191
Cash and cash equivalents at beginning of the period	966	775
Cash and cash equivalents at end of the period	$1,096	$966
Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	4,107	3,745
Less: Capital expenditures	(561)	(705)
Free cash flow before dividends	$3,546	$3,040

Income taxes paid	$933	$937
Interest paid	$302	$280

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2024 and 2023

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Sales
Oral, Personal and Home Care

North America(1)	$1,036	$1,047	$4,113	$4,091
Latin America	1,106	1,192	4,782	4,640
Europe(1)	668	637	2,770	2,571
Asia Pacific	724	698	2,858	2,782
Africa/Eurasia	269	262	1,095	1,083

Total Oral, Personal and Home Care	3,804	3,836	15,618	15,167

Pet Nutrition	1,140	1,114	4,483	4,290

Total Net Sales	$4,944	$4,950	$20,101	$19,457

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating Profit
Oral, Personal and Home Care

North America(1)	$206	$231	$839	$871
Latin America	339	366	1,526	1,417
Europe(1)	155	151	658	573
Asia Pacific	211	203	812	767
Africa/Eurasia	58	59	253	254

Total Oral, Personal and Home Care	969	1,010	4,088	3,882

Pet Nutrition	275	231	965	806
Corporate(2)	(179)	(169)	(784)	(704)

Total Operating Profit	$1,064	$1,072	$4,268	$3,984

Notes: Tables may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2024 included charges resulting from the 2022 Global Productivity Initiative of $7.

Corporate Operating profit (loss) for the three months ended December 31, 2023 included charges resulting from the 2022 Global Productivity Initiative of $2.

Corporate Operating profit (loss) for the twelve months ended December 31, 2024 included charges resulting from the 2022 Global Productivity Initiative of $85.

Corporate Operating profit (loss) for the twelve months ended December 31, 2023 included charges resulting from the 2022 Global Productivity Initiative of $27 and product recall costs of $25.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2024 vs. 2023

(Unaudited)

			COMPONENTS OF SALES CHANGE

				Pricing
				Coupons
	Sales			Consumer &
	Change	Organic		Trade	Foreign
Region	As Reported	Sales Change	Volume	Incentives	Exchange

Total Company	(0.1)%	4.3%	2.5%	1.8%	(4.4)%

North America(1)	(1.0)%	(0.7)%	1.9%	(2.7)%	(0.3)%

Latin America	(7.2)%	9.2%	0.9%	8.3%	(16.4)%

Europe(1)	4.9%	4.5%	1.7%	2.7%	0.4%

Asia Pacific	3.7%	3.8%	5.8%	(2.0)%	—%

Africa/Eurasia	2.8%	9.4%	11.5%	(2.1)%	(6.6)%

Total CP Products	(0.8)%	4.7%	2.9%	1.8%	(5.5)%

Hill’s	2.3%	2.9%	0.8%	2.0%	(0.5)%

Emerging Markets(2)	(2.2)%	7.5%	3.7%	3.8%	(9.7)%

Developed Markets	1.6%	1.7%	1.5%	0.3%	(0.2)%

Notes: Table may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2024 vs. 2023

(Unaudited)

			COMPONENTS OF SALES CHANGE

				Pricing
				Coupons
	Sales			Consumer &
	Change	Organic		Trade	Foreign
Region	As Reported	Sales Change	Volume	Incentives	Exchange

Total Company	3.3%	7.4%	3.1%	4.4%	(4.1)%

North America(1)	0.5%	0.7%	2.6%	(1.9)%	(0.1)%

Latin America	3.1%	16.8%	3.9%	12.9%	(13.7)%

Europe(1)	7.7%	6.7%	4.1%	2.5%	1.1%

Asia Pacific	2.7%	4.0%	3.1%	1.0%	(1.3)%

Africa/Eurasia	1.2%	13.3%	7.6%	5.7%	(12.1)%

Total CP Products	3.0%	8.1%	3.7%	4.4%	(5.2)%

Hill’s	4.5%	4.9%	0.8%	4..1%	(0.4)%

Emerging Markets(2)	3.0%	12.2%	4.0%	8.2%	(9.2)%

Developed Markets	3.5%	3.6%	2.3%	1.3%	—%

Notes: Table may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2024	2023
Gross profit, GAAP	$2,982	$2,950
2022 Global Productivity Initiative	1	—
Gross profit, non-GAAP	$2,983	$2,950

Selling, General and Administrative Expenses	2024	2023
Selling, general and administrative expenses, GAAP	$1,895	$1,803
2022 Global Productivity Initiative	(1)	—
Selling, general and administrative expenses, non-GAAP	$1,894	$1,803

Other (Income) Expense, Net	2024	2023
Other (income) expense, net, GAAP	$23	$75
2022 Global Productivity Initiative	(5)	(2)
Other (income) expense, net, non-GAAP	$18	$73

Operating Profit	2024	2023	% Change
Operating profit, GAAP	$1,064	$1,072	(1)%
2022 Global Productivity Initiative	7	2
Operating profit, non-GAAP	$1,071	$1,074	—%

			Basis Point
Operating Profit Margin	2024	2023	Change
Operating profit margin, GAAP	21.5%	21.7%	(20)
2022 Global Productivity Initiative	0.2%	—%
Operating profit margin, non-GAAP	21.7%	21.7%	—

Non-Service Related Post Retirement Cost	2024	2023
Non-service related post retirement cost, GAAP	$20	$22
2022 Global Productivity Initiative	—	(1)
Non-service post retirement cost, non-GAAP	$20	$21

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2024 vs. 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$994	$215	$779	$739	21.6%	$0.90
2022 Global Productivity Initiative	7	1	6	6	—%	0.01
Non-GAAP	$1,001	$216	$785	$745	21.6%	$0.91

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$988	$228	$760	$718	23.1%	$0.87
2022 Global Productivity Initiative	3	1	2	2	—%	—
Non-GAAP	$991	$229	$762	$720	23.1%	$0.87

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2024 vs. 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit					2024	2023
Gross profit, GAAP					$12,161	$11,326
2022 Global Productivity Initiative					20	1
Gross profit, non-GAAP					$12,181	$11,327

							Basis Point
Gross Profit Margin					2024	2023	Change
Gross profit margin, GAAP					60.5%	58.2%	230
2022 Global Productivity Initiative					0.1%	—%
Gross profit margin, non-GAAP					60.6%	58.2%	240

Selling, General and Administrative Expenses					2024	2023
Selling, general and administrative expenses, GAAP					$7,729	$7,151
2022 Global Productivity Initiative					(6)	(2)
Selling, general and administrative expenses, non-GAAP					$7,723	$7,149

							Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales					2024	2023	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP					38.5%	36.8%	170
2022 Global Productive Initiative					(0.1)%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP					38.4%	36.7%	170

Other (Income) Expense, Net					2024	2023
Other (income) expense, net, GAAP					$164	$191
2022 Global Productivity Initiative					(59)	(24)
Product recall costs					—	(25)
Other (income) expense, net, non-GAAP					$105	$142

Operating Profit					2024	2023	% Change
Operating profit, GAAP					$4,268	$3,984	7%
2022 Global Productivity Initiative					85	27
Product recall costs					—	25
Operating profit, non-GAAP					$4,353	$4,036	8%

							Basis Point
Operating Profit Margin					2024	2023	Change
Operating profit margin, GAAP					21.2%	20.5%	70
2022 Global Productivity Initiative					0.5%	0.1%
Product recall costs					—%	0.1%
Operating profit margin, non-GAAP					21.7%	20.7%	100

Non-Service Related Post Retirement Cost					2024	2023
Non-service related post retirement cost, GAAP					$87	$360
ERISA litigation matter					—	(267)
2022 Global Productivity Initiative					—	(5)
Non-service post retirement cost, non-GAAP					$87	$88

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2024 vs. 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

2024
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,956	$907	$3,049	$160	$2,889	22.9%	$3.51
2022 Global Productivity Initiative	85	12	73	—	73	(0.2)%	0.09
Non-GAAP	$4,041	$919	$3,122	$160	$2,962	22.7%	$3.60

2023
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,392	$937	$2,455	$155	$2,300	27.6%	$2.77
ERISA litigation matter	267	55	212	—	212	(0.5)%	0.26
Foreign tax matter	—	(126)	126	—	126	(3.4)%	0.15
2022 Global Productivity Initiative	32	6	26	1	25	(0.1)%	0.03
Product recall costs	25	6	19	—	19	—%	0.02
Non-GAAP	$3,716	$878	$2,838	$156	$2,682	23.6%	$3.23

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.